As filed with the Securities and Exchange Commission on October 13, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Wendy’s International, Inc.
(Exact name of registrant as specified in its charter)

Ohio	31-0785108

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
P.O. Box 256, 4288 West Dublin-Granville Road
Dublin, Ohio 43017-0256
(Address of Principal Executive Offices) (Zip Code)
Wendy’s 1990 Stock Option Plan
(Full title of the plan)
Dana Klein, Esq.
P.O. Box 256, 4288 West Dublin-Granville Road
Dublin, Ohio 43017-0256
(Name and address of agent for service)
(614) 764-3100
(Telephone number, including area code, of agent for service)

Title of		Proposed maximum	Proposed maximum
securities to	Amount to be	offering price	aggregate offering	Amount of
be registered	registered	per share (1)	price (1)	registration fee
Common Shares, without par value	480,000 (2)	$33.93	$16,286,400.00	$1,742.64

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c); based upon the average of the high and low prices of Wendy’s International, Inc. Common Shares in the consolidated reporting system on October 11, 2006.

(2)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of Common Shares to be offered or sold pursuant to the employee benefit plan described herein which may become issuable pursuant to the anti-dilution provisions of the plan.
(Page 1 of 21 pages; exhibit index on page 4)

PART II
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23(A)
EX-24

     This Registration Statement relates to an amendment to the Wendy’s 1990 Stock Option Plan to increase the number of Common Shares authorized to be issued thereunder from 24,270,000 to 24,750,000. The contents of the Registrant’s Registration Statements on Form S-8 with respect to the Wendy’s 1990 Stock Option Plan, Registration No. 33-36602, filed with the Securities and Exchange Commission (the “Commission”) on August 29, 1990, Registration No. 33-61347, filed with the Commission on July 27, 1995, Registration No. 333-60033, filed with the Commission on July 28, 1998, and Registration No. 333-107855, filed with the Commission on August 11, 2003, are hereby incorporated by reference pursuant to Instruction E of Form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 480,000 Common Shares not previously registered.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Pursuant to Instruction E of Form S-8, set forth below is additional information that was not included in the Registrant’s earlier registration statements regarding Wendy’s 1990 Stock Option Plan.
Item 5. Interests of Named Experts and Counsel
Dana Klein, Esq., is an employee of the Registrant. As of October 13, 2006, Mr. Klein, together with members of his immediate family, owned an aggregate of 5,024 Common Shares, options to purchase an aggregate of 37,282 Common Shares, 960 restricted shares and 9,351 restricted stock units of the Registrant.
Item 6. Indemnification of Directors and Officers
The Registrant has entered into indemnification agreements with all of its directors.

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SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on October 13, 2006.

WENDY’S INTERNATIONAL, INC.
By:	/s/ Kerrii B. Anderson
Kerrii B. Anderson
Chief Executive Officer and President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of October, 2006.

Signature	Title

/s/ Kerrii B. Anderson	Director, Chief Executive Officer & President
Kerrii B. Anderson

/s/ James V. Pickett *	Director, Chairman of the Board
James V. Pickett

/s/ Brendan P. Foley, Jr.	Chief Accounting Officer,
Brendan P. Foley, Jr.	Senior Vice President & General Controller

/s/ Ann B. Crane *	Director
Ann B. Crane

/s/ Janet Hill *	Director
Janet Hill

/s/ Paul D. House *	Director
Paul D. House

/s/ Thomas F. Keller *	Director
Thomas F. Keller

/s/ William E. Kirwan *	Director
William E. Kirwan

/s/ David P. Lauer *	Director
David P. Lauer

/s/ Jerry W. Levin *	Director
Jerry W. Levin

/s/ J. Randolph Lewis *	Director
J. Randolph Lewis

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Signature	Title

/s/ James F. Millar *	Director
James F. Millar

/s/ Stuart I. Oran *	Director
Stuart I. Oran

/s/ Peter H. Rothschild *	Director
Peter H. Rothschild

/s/ John R. Thompson *	Director
John R. Thompson

Date

*By:	/s/ Dana Klein	October 13, 2006

Dana Klein
(Attorney-in-Fact)
EXHIBIT INDEX

Exhibit No.		Page
5	Opinion of Dana Klein, Esq. as to legality	5

23(a)	Consent of Independent Registered Public Accounting Firm	6

23(b)	Consent of Dana Klein, Esq. (included in Exhibit 5)

24	Powers of Attorney	7-21

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